Exhibit 10.1

                                      LEASE

                                 BY AND BETWEEN


                        MENLO BUSINESS PARK, LLC, LESSOR


                                       AND


                               ACCOM, INC., LESSEE






                               Menlo Business Park
                               1490 O'Brien Drive
                             Menlo Park, California



                                November 19, 1999


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TABLE OF CONTENTS
-----------------

Paragraph                                                                  Page
---------                                                                  ----


1.   Lease.....................................................................1
2.   Term......................................................................1
3.   Monthly Base Rent.........................................................2
4.   Additional Rent; Operating Expenses and Taxes.............................3
5.   Payment of Rent...........................................................7
6.   Security Deposit..........................................................8
7.   Use.......................................................................8
8.   Hazardous Materials.......................................................8
9.   Taxes on Lessee's Property...............................................11
10.  Insurance................................................................11
11.  Indemnification..........................................................12
12.  Tenant Improvement Work..................................................14
13.  Maintenance and Repairs; Alterations; Surrender and Restoration..........14
14.  Utilities and Services...................................................16
15.  Liens....................................................................17
16.  Assignment and Subletting................................................17
17.  Waiver...................................................................20
18.  Holding Over.............................................................20
19.  Damage or Destruction....................................................21
20.  Eminent Domain...........................................................23
21.  Remedies.................................................................23
22.  Lessee's Personal Property...............................................25
23.  Notices..................................................................25
24.  Estoppel Certificate.....................................................25
25.  Signage..................................................................26
26.  Real Estate Brokers......................................................26
27.  Subordination; Attornment................................................26
28.  No Termination Right.....................................................27
29.  Lessor's Entry...........................................................27
30.  Attorneys' Fees..........................................................27
31.  Compliance with CC&R's...................................................27
32.  Quiet Enjoyment..........................................................28
33.  General Provisions.......................................................28



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SCHEDULE OF EXHIBITS
--------------------

     EXHIBIT "A"  Legal Description
     EXHIBIT "B"  Menlo Business Park Master Plan
     EXHIBIT "C"  Floor Plan
     EXHIBIT "D"  Commencement Memorandum
     EXHIBIT "E"  Cost Estimate for Tenant Improvement Work
     EXHIBIT "F"  Lessee Estoppel Certificate

                                    L E A S E
                                    ---------

                               Menlo Business Park
                               1490 O'Brien Drive
                             Menlo Park, California

         THIS LEASE, referred to herein as "this Lease," is made and entered into as of November 19, 1999 by and between MENLO BUSINESS PARK, LLC, a California limited liability company, hereafter referred to as "Lessor," and ACCOM, INC., a Delaware corporation, hereafter referred to as "Lessee" or "Accom."

         RECITALS:

         A. Lessor is the owner of the real property located in Menlo Business Park, Menlo Park, California, commonly referred to as 1490 O'Brien Drive, Menlo Park, California, more particularly described on Exhibit "A" attached hereto and incorporated by reference herein, consisting of a parcel of land containing approximately 1.68 acres, together with all easements and appurtenances thereto (the "Land") and the existing building thereon, referred to as Building #10, 1490 O'Brien Drive, containing approximately 30,623 rentable square feet, and all other improvements located thereon (collectively, the "Improvements"). The Land and Improvements are referred to herein collectively as the "Premises." The Premises are shown on the Menlo Business Park Master Plan attached hereto as Exhibit "B." Building #10 is sometimes referred to herein as "the Building." The floor plan of Building #10 is attached hereto as Exhibit "C."

         B. Lessor and Lessee wish to enter into this Lease of the Premises upon the terms and conditions set forth herein.

         NOW, THEREFORE, the parties agree as follows:

         1. Lease. Lessor hereby leases to Lessee, and Lessee leases from Lessor the Premises at the rental and upon all of the terms and conditions set forth herein.

         2. Term.

                  (a) Accom is currently in possession of the Premises pursuant to an existing Lease between Lessor and Accom dated January 28, 1992 (the "Original Lease"), the term of which expires on February 26, 2000. The term of this Lease (the "term") and Lessee's obligation to pay rent pursuant to this Lease shall commence at 12:01 A.M. on February 27, 2000 (the "Commencement Date").


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The term of this Lease shall expire, unless sooner terminated in accordance with the provisions hereof, on August 31, 2005. Upon the Commencement Date, Lessor and Lessee shall confirm in writing the expiration of the term of the Original Lease, the Commencement Date of this Lease, and the expiration date of the term of this Lease by executing and delivering the Commencement Memorandum in the form attached hereto as Exhibit "D."

         3. Monthly Base Rent.

                  (a) Lessee shall pay to Lessor for each full calendar month during the first twelve (12) full calendar months of the term of this Lease, plus the partial month if any at the commencement of the lease term, Monthly Base Rent of Sixty-Four Thousand Three Hundred Eight and Thirty One Hundredths Dollars ($64,308.30) per 1

                  1month ($2.10/rentable square foot/month). Upon the execution and delivery of this Lease by Lessor and Lessee, Lessee shall pay to Lessor the sum of Sixty-Four Thousand Three Hundred Eight and Thirty One Hundredths Dollars ($64,308.30) representing the Monthly Base Rent for the first full month of the lease term. Monthly Base Rent for any partial calendar month at the commencement of the lease term shall 0be prorated on the basis of a thirty (30) day month.

                  (b) The Monthly Base Rent shall be adjusted as of the first day of the calendar month immediately following the first anniversary of the Commencement Date and annually on the first day of the calendar month immediately following each anniversary of the Commencement Date thereafter during the entire lease term (the "Rental Adjustment Date") to reflect any increases in the cost of living. The adjustment shall be calculated upon the basis of the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index, all items, for all Urban Consumers - San Francisco-Oakland-San Jose (1982-84=100), hereafter referred to as the "Index." The Index for said subgroup published most recently as of the end of the calendar month immediately preceding the month in which the Commencement Date occurs shall be considered the "base Index."

                  (c) The Monthly Base Rent shall be adjusted as of each Rental Adjustment Date to an amount equal to the product obtained by multiplying the initial Monthly Base Rent referred to in Paragraph 3(a) by a fraction, the numerator of which is the Index most recently published as of the end of the calendar month immediately preceding each Rental Adjustment Date and the denominator of which is the base Index; provided that in no event shall the Monthly Base Rent be increased on any Rental Adjustment Date to an amount less than three percent (3%) per annum or more than eight percent (8%) per annum, calculated for each individual year from the previous Rental Adjustment Date, of the Monthly Base Rent payable before such Rental Adjustment Date.


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                  (d) When the new  Monthly  Base  Rent is  determined  for each
Rental Adjustment Date, Lessor shall give Lessee written notice to that effect indicating how the new Monthly Base Rent figure was computed in accordance with subparagraph (c). If the Index does not exist on any Rental Adjustment Date in the same format as referred to in subparagraph (b), Lessor shall substitute in lieu thereof an index reasonably comparable to the Index referred to above which is acceptable to Lessee and which is then published by the Bureau of Labor Statistics, or successor or similar governmental agency, or if no governmental agency then publishes an index, Lessor shall substitute therefor any index commonly accepted which is published by a reputable private organization.

         4. Additional Rent; Operating Expenses and Taxes.

                  (a) In addition to the Monthly Base Rent payable by Lessee pursuant to Paragraph 4, Lessee shall pay to Lessor, as "Additional Rent," the Operating Expenses of the Premises in accordance with Paragraph 4(b) hereof and real property taxes and assessments levied or assessed against the Premises in accordance with Paragraph 5(c) hereof. Monthly Base Rent and Additional Rent are referred to herein collectively as "rent."

                  (b) "Operating Expenses," as used herein, shall include all direct costs of management, operation, maintenance, repair and replacement of the Premises as determined by standard accounting practices (unless excluded by this Lease), including, but not limited to:

                  Personal property taxes related to the Premises; any parking taxes or parking levies imposed on the Premises in the future by any governmental agency; a pro rata portion of the management fee charged for the management and operation of Menlo Business Park, in an amount equal to four percent (4%) of the total gross income received by Lessor from the operation of Menlo Business Park (including Monthly Base Rent and Additional Rent received from tenants); water and sewer charges; waste disposal; insurance premiums for insurance coverages maintained by Lessor pursuant to Paragraph 11(b) hereof; license, permit, and inspection fees; charges for electricity, heating, air conditioning, gas, and any other utilities (including, without limitation, any temporary or permanent utility surcharge or other exaction); security; painting and repairing, interior and exterior; maintenance and replacement of floor and window coverings; repair, maintenance, and replacement of air-conditioning, heating, mechanical and electrical systems, elevators, plumbing and sewage systems; landscaping and gardening of Outside Areas; glazing; repair, maintenance, cleaning, sweeping, striping, and resurfacing of the parking area; supplies, materials, equipment and tools in the maintenance of the Premises; costs for accounting services incurred in the calculation of Operating Expenses and Taxes as defined herein; and the cost of any other capital expenditures for any improvements or changes to the Buildings which are required by laws, ordinances, or other governmental regulations adopted after the Commencement Date, or for any items or capital expenditures voluntarily made by Lessor which are intended to and have the effect of reducing Operating
Expenses; provided, however, that except for capital improvements required because of Lessee's specific use of the Premises, if Lessor is required to or voluntarily makes such capital improvements, Lessor shall amortize the cost of said improvements over the useful life of said improvements (together with interest on the unamortized balance at the rate equal to the effective rate of interest on Lessor's bank line of credit at the time of completion of said improvements, but in no event in excess of twelve percent (12%) per annum) as an Operating Expense in accordance with standard accounting practices, except that with respect to capital improvements made to save Operating Expenses such amortization shall not be at a rate greater than the anticipated savings in Operating Expenses. Operating Expenses shall also include any other expense or charge, whether or not described herein not specifically excluded by other provisions of this Lease, which in accordance with generally accepted accounting and management practices would be considered an expense of managing, operating, maintaining, and repairing the Premises.

                  (c) Real property taxes and assessments upon the Premises, during each lease year or partial lease year during the term of this Lease are referred to herein as "Taxes."

                  As used herein, "Taxes" shall mean:

                           (1) all real estate taxes,  assessments and any other
taxes levied or assessed against the Premises including the underlying land, the Buildings, all improvements located thereon, including any increase in Taxes resulting from a reassessment following any transfer of ownership of the Premises or any interest therein; and

                           (2) all  other  taxes  which may be levied in lieu of
real estate taxes, assessments, and other fees, charges, and levies, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature by any authority having the direct or indirect power to tax, including without limitation any governmental authority or any improvement or other district or division thereof, for public improvements, services, benefits, or environmental matters which are assessed, levied, confirmed, imposed, or become a lien (i) upon the Premises, and/or any legal or equitable interest of Lessor in any part thereof; or (ii) upon this transaction or any document to which Lessee is a party creating or transferring any interest in the Premises; and (iii) any tax or excise, however described, imposed in addition to, or in substitution partially or totally of, any tax previously included within the definition of "Taxes" or any tax the nature of which was previously included in the definition "Taxes."

                           Not included within the definition of "Taxes" are any
net income, profits, transfer, franchise, estate or inheritance taxes imposed by any governmental authority; late payment penalties or interest, provided that Lessee is not in default in the payment of Monthly Base Rent or Additional Rent.

                           With respect to any  assessments  which may be levied
against or upon the Premises, or the underlying land, which under the laws then in force may be evidenced by improvement or other bonds, or may be paid in annual installments, only the amount of such annual installment (with appropriate proration of any partial year) and statutory interest shall be included within the computation of the annual Taxes levied against the Premises, the Buildings and improvements thereon, and the underlying land.

                  (d) The following costs ("Costs") shall be excluded from the definition of Operating Expenses:

                           (1)  Costs   occasioned  by  the  act,   omission  or
violation of law by Lessor, or its respective agents, employees or contractors;

                           (2)  Costs for which  Lessor  receives  reimbursement
from others, including reimbursement from insurance;

                           (3)  Interest,  charges and fees  incurred on debt or
payments on any deed of trust on the Property;

                           (4)  Advertising or promotional  costs or other costs
incurred by Lessor in procuring tenants for the Premises or other portions of Menlo Business Park;

                           (5)  Costs  incurred  in  repairing,  maintaining  or
replacing any structural elements of the Buildings for which Lessor is responsible pursuant to Paragraph 13(a) hereof;

                           (6) Any  wages,  bonuses  or  other  compensation  of
employees above the grade of building manager and any executive salary of any officer or employee of Lessor, including fringe benefits other than insurance plans and tax-qualified benefit plans, or any fee, profit or compensation retained by Lessor or its affiliates for management and administration of the Premises in excess of the maximum sum specified in Paragraph 4(b) of this Lease;

                           (7)   General   office   overhead   and  general  and
administrative expenses of Lessor, except as specifically provided in Paragraph 4(b); and

                           (8) Leasing expenses and broker  commissions  payable
by Lessor.

                  Lessor shall at all times use its best efforts to operate the Buildings in an economically reasonable manner at costs not disproportionately higher than those experienced by other comparable buildings in the market area in which the Premises are located (Menlo Park).

                  (e) At the Commencement Date, and as close as reasonably possible to the end of each calendar year thereafter, Lessor shall notify Lessee of the Operating Expenses estimated by Lessor for the calendar year 2000, and for each following calendar year. Concurrent with such notice, Lessor shall provide a description of such Operating Expenses and Taxes. Commencing on the Commencement Date, and on the first day of every month thereafter, Lessee shall pay to Lessor, as Additional Rent, one-twelfth (1/12th) of the estimated Operating Expenses and Taxes. If at any time during any such calendar year, it appears to Lessor that the Operating Expenses or Taxes for such year will vary from Lessor's estimate, Lessor may, by written notice to Lessee, revise Lessor's estimate for such year and the Additional Rent and Taxes payments by Lessee for such year shall thereafter be based upon such revised estimate. Lessor shall furnish to Lessee with such revised estimate written verification showing that the actual Operating Expenses or Taxes are greater than Lessor's estimate. The increase in the monthly installments of Additional Rent and Taxes resulting from Lessor's revised estimate shall not be retroactive, but the Additional Rent and Taxes for each calendar year shall be subject to adjustment between Lessor and Lessee after the close of the calendar year, as provided below.

                  Not later than ninety (90) days after the expiration of each calendar year of the term, Lessor shall furnish Lessee a statement certified by a responsible employee or agent of Lessor (the "Operating Statement") with respect to such year, prepared by an employee or agent of Lessor, showing Operating Expenses and Taxes broken down by component expenses, Base Taxes and Base Operating Expenses of the Premises broken down by component expenses, and the total payments made by Lessee on the basis of any previous estimate of such Operating Expenses and Taxes, all in sufficient detail for verification by Lessee. Unless Lessee raises any objections to the Operating Statement within ninety (90) days after receipt of the same, such statement shall conclusively be deemed correct and Lessee shall have no right thereafter to dispute such statement or any item therein or the computation of Operating Expenses and/or Taxes. Lessee or its accountants shall have the right to inspect and audit Lessor's books and records with respect to this Lease once each Lease Year to verify actual Operating Expenses and/or Taxes. Lessor's books and records shall be kept in accord with generally accepted accounting principles. If Lessee's audit of the Operating Expenses and/or Taxes for any year reveals a net overcharge of more than five percent (5%), Lessor promptly shall reimburse Lessee for the cost of the audit; otherwise, Lessee shall bear the cost of Lessee's audit. If Lessee objects to Lessor's Operating Statement, Lessee shall continue to pay on a monthly basis the Operating Expenses and/or Taxes based upon the prior year's Operating Statement until the dispute is resolved.

                  If the Operating Expenses and Taxes for the year as finally determined exceeds the total payments made by Lessee based on Lessor's estimates, Lessee shall pay to Lessor the deficiency, within thirty (30) days after the receipt of Lessor's Operating Statement. If the total payments made by Lessee based on Lessor's estimate of the Operating Expenses and/or Taxes exceed the Operating Expenses and/or Taxes, Lessee's extra payment, plus the cost of the audit if charged to Lessor, shall be credited against payments of Additional Rent next due hereunder.

                  Notwithstanding  the termination of this Lease,  within thirty
(30) days after Lessee's receipt of Lessor's Operating Statement or the completion of Lessee's audit regarding the Operating Expenses and/or Taxes for the calendar year in which this Lease terminates, Lessee shall pay to Lessor or shall receive from Lessor, as the case may be, an amount equal to the difference between the Operating Expenses and/or Taxes for such year, as finally determined, and the amount previously paid by Lessee on account thereof (prorated to the expiration date or the termination date of this Lease).

         5. Payment of Rent.

                  (a) All rent shall be due and payable in lawful money of the United States of America at the address of Lessor set forth in Paragraph 23, "Notices," without deduction or offset and without prior demand or notice, unless otherwise specified herein. Monthly Base Rent and Additional Rent shall be payable monthly, in advance, on the first day of each calendar month. Lessee's obligation to pay rent for any partial month at the commencement of the lease term shall be as provided in Paragraph 3(a) hereof and rent for any partial month at the expiration or termination of the lease term shall be prorated on the basis of a thirty (30) day month.

                  (b) If any installment of Monthly Base Rent, Additional Rent or any other sum due from Lessee is not received by Lessor within five (5) days after the same is due, Lessee shall pay to Lessor an additional sum equal to five percent (5%) of the amount overdue as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of the late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee's default with respect to the overdue amount. Any amount not paid within ten (10) days after Lessee's receipt of written notice that such amount is due shall bear interest from the date due until paid at the lesser rate of (1) the prime rate of interest plus five percent (5%) or (2) the maximum rate allowed by law, in addition to the late payment charge.

                  Initials:  Lessor_________        Lessee_________


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         6. Security  Deposit.  Lessee shall deposit with Lessor upon  execution hereof the sum of Sixty-Four Thousand Three Hundred Eight and Thirty One Hundredths Dollars ($64,308.30) (the "Security Deposit") as security for Lessee's faithful performance of Lessee's obligations under this Lease. If Lessee fails to pay Monthly Base Rent or Additional Rent or charges due hereunder, or otherwise defaults under this Lease (as defined in Paragraph 21), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys' fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit moneys with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises, return to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest herein), that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any moneys to be paid by Lessee under this Lease.

         7. Use. Lessee shall use and occupy the Premises only for general offices, research and development, and electronic assembly/testing, and for no other use or purpose without Lessor's prior written consent. Use of the Premises for the manufacture of integrated circuits or the manufacture of other electronic components is expressly prohibited. Any use of the Premises by Lessee or by any sublessee or assignee approved by Lessor pursuant to Paragraph 16 shall comply with the provisions of this Paragraph 7.

         8. Hazardous Materials.

                  (a) The term "Hazardous Materials" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Materials shall include, but not be limited to hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Materials without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Environmental Laws. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank,


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(ii) the generation,  possession,  storage, use, transportation,  or disposal of
Hazardous Materials that require a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of Hazardous Materials with respect to which any Environmental Law requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of Lessee's agreed use of the Premises, so long as such use is in compliance with all Environmental Laws, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

                  (b) "Environmental Laws" shall mean and include any Federal, State, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic, or dangerous waste, substance, element, compound, mixture or material, as now or at any time hereafter in effect including, without limitation, California Health and Safety Codes ss.25100 et seq., ss.25300 et seq., Sections 25281(f) and 25501 of the California Health and Safety Code, Section 13050 of the Water Code, the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601 et seq., the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss.ss.9601 et seq., the Federal Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq., the Federal Resource Conservation and Recovery Act as amended, 42 U.S.C. ss.6901 et seq., the Federal Hazardous Material Transportation Act, 49 U.S.C. ss.1801 et seq., the Federal Clean Air Act, 42 U.S.C. ss.7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C.ss.1251 et seq., the River and Harbors Act of 1899, 33 U.S.C. ss.401 et seq., and all rules and regulations of the EPA, the California Environmental Protection Agency, or any other state or federal department, board or any other agency or governmental board or entity having jurisdiction over the Security, as any of the foregoing have been, or are hereafter amended.

                  (c) If Lessee knows, or has reasonable cause to believe, that Hazardous Materials have come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Materials.

                  (d) Lessee and Lessee's agents, employees, and contractors shall not cause any Hazardous Materials to be discharged into the plumbing or sewage system of the Buildings or into or onto the Land underlying or adjacent to the Buildings in violation of any Environmental Laws. Lessee shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Materials brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

                  (e) Lessee shall indemnify, defend and hold Lessor harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the term (as such may be extended) from or in connection with the presence of Hazardous Materials in or on the Premises, the Buildings or Menlo Business Park as a result of Lessee's breach of the foregoing covenant, or as a result of the negligence, willful misconduct or other acts of Lessee, Lessee's agents, employees, and contractors or invitees. Without limitation of the foregoing, this indemnification shall include any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

                  (f) Lessor shall indemnify, defend and hold Lessee harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising before, during or after the term (as such may be extended) from or in connection with the presence of Hazardous Materials in or on the Premises, the Buildings or Menlo Business Park, unless the (1) Hazardous Materials are present in whole or in part as a result of the breach of this Lease by Lessee, or the negligence, willful misconduct, or other acts of Lessee, Lessee's agents, employees, contractors or invitees; or (2) such Hazardous Materials have flowed, diffused, migrated, or percolated into, onto, or under the Premises, the Buildings, or Menlo Business Park from other property, unless such other property is owned or controlled by Lessor. Without limitation of the foregoing, this indemnification shall include any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision, unless the Hazardous Materials are present solely as a result of the negligence, willful misconduct or other acts of Lessee, Lessee's agents, employees, contractors or invitees. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

         9. Taxes on Lessee's Property. Lessee shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed and which become payable during the initial lease term and any extension thereof upon Lessee's equipment, fixtures, furniture, and personal property installed or located in the Premises.

         10. Insurance.

                  (a) Lessee shall, at Lessee's sole cost and expense, provide and keep in force during the lease term and any extension thereof, and for the benefit of Lessee, Lessor, and Lessor's property manager, a general commercial liability insurance policy with a recognized casualty insurance company qualified to do business in California, insuring Lessor and Lessee against any and all liability occasioned by any occurrence in, on, about, or related to the Premises, or arising out of the condition, use, occupancy, alteration or maintenance of the Premises, and shall provide for contractual liability assumed in Paragraph 11(a) of this Lease, having a combined single limit for both bodily injury and property damage in an amount not less than Five Million Dollars ($5,000,000). Prior to the Commencement Date, Lessee agrees to furnish to Lessor certificates of insurance confirming such coverage naming Lessor and Lessor's property manager as additional insureds.

                  (b) Lessor shall obtain and carry in Lessor's name, as insured, as an Operating Expense of the Premises as provided in Paragraph 4(b), during the lease term, standard fire and extended coverage insurance (with rental loss insurance coverage for a period of one year), public liability and property damage insurance, and insurance against such other risks or casualties as Lessor shall determine, including, but not limited to, insurance coverages required of Lessor by the beneficiary of any deed of trust which encumbers the Property, and earthquake insurance, insuring Lessor's interest in the Premises (including leasehold improvements installed at Lessor's expense) in an amount not less than the full replacement cost of the Buildings and other Improvements from time to time. The proceeds of any such insurance shall be payable solely to Lessor and Lessee shall have no right or interest therein. Lessor shall have no obligation to insure against loss by Lessee to Lessee's leasehold improvements installed at Lessee's expense, or Lessee's equipment, fixtures, furniture, or other personal property of Lessee in or about the Premises occurring from any cause whatsoever. Lessor's public liability insurance shall provide for contractual liability assumed in Paragraph 11(b) of this Lease.

                  (c) The parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the Premises and to the fixtures, personal property, leasehold improvements and alterations of either Lessor or Lessee in or on the Premises that are caused by or result from risks required by this Lease to be insured against or actually insured against under any insurance policies carried by the parties and in force at the time of any such damage, whichever is greater. This waiver applies whether or not the loss is due to the negligent acts or omissions of Lessor or Lessee or their respective officers, directors, employees, agents, contractors, or invitees.

                  (d) Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with the above waiver and any damage covered by any policy; provided, however, that such provision or endorsement shall not be required if the applicable policy of insurance permits the named insured to waive rights of subrogation on a blanket basis, in which case the blanket waiver shall be acceptable. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease.

         11. Indemnification.

                  (a) Lessee waives all claims against Lessor for damages to property, or to goods, wares, and merchandise stored in, upon, or about the Premises, and for injuries to persons in, upon, or about the Premises from any cause arising at any time, except as may be caused by the negligence or willful misconduct of Lessor or its employees, agents or contractors. Lessee shall indemnify, defend, and hold harmless Lessor from claims, suits, actions, or liabilities for personal injury, death or for loss or damage to property that arise from (1) any activity, work, or thing done, permitted or suffered by Lessee in or about the Premises, (2) for bodily injury or damage to property which arises in or about the Buildings or the Outside Areas to the extent the injury or damage to property results from the negligent acts or omissions of Lessee, its employees, agents or contractors, and (3) based on any breach or default by Lessee in the performance of any obligation on Lessee's part to be performed under this Lease.

                  (b) Lessor shall indemnify, defend, and hold harmless Lessee from claims, suits, actions, or liabilities for personal injury, death or for loss or damage to property that arise from (1) any activity, work, or thing done, permitted or suffered by Lessor in or about the Premises, (2) for bodily injury or damage to property which arises in or about the Buildings or the Outside Areas to the extent the injury or damage to property results from the negligent acts or omissions of Lessor, its employees, agents or contractors, and
(3) based on any breach or default by Lessor in the performance of any obligation on Lessor's part to be performed under this Lease.

                  (c) In the absence of comparative or concurrent negligence on the part of Lessee or Lessor, their respective agents, affiliates, and subsidiaries, or their respective officers, directors, members, employees or contractors, the foregoing indemnities by Lessee and Lessor shall also include reasonable costs, expenses and attorneys' fees incurred in connection with any indemnified claim or incurred by the indemnitee in successfully establishing the right to indemnity. The indemnitor shall have the right to assume the defense of any claim subject to the foregoing indemnities with counsel reasonably satisfactory to the indemnitee. The indemnitee agrees to cooperate fully with the indemnitor and its counsel in any matter where the indemnitor elects to defend, provided the indemnitor shall promptly reimburse the indemnitee for reasonable costs and expenses incurred in connection with its duty to cooperate.

                  The foregoing indemnities are conditioned upon the indemnitee providing prompt notice to the indemnitor of any claim or occurrence that is likely to give rise to a claim, suit, action or liability that will fall within the scope of the foregoing indemnities, along with sufficient details that will enable the indemnitor to make a reasonable investigation of the claim.

                  When the claim is caused by the joint negligence or willful misconduct of Lessee and Lessor or by the indemnitor party and a third party unrelated to the indemnitor party (except indemnitor's agents, officers, employees or invitees), the indemnitor's duty to indemnify and defend shall be proportionate to the indemnitor's allocable share of joint negligence or willful misconduct.

                  (d) Lessor shall not be liable to Lessee for any damage because of any act or negligence of any other owner or occupant of adjoining or contiguous property, nor for overflow, breakage, or leakage of water, steam, gas, or electricity from pipes, wires, or otherwise in the Premises or the Buildings. Except as otherwise herein provided, Lessee will pay for damage to the Premises caused by the misuse or neglect of the Premises by Lessee or its employees, agents, or contractors, including, but not limited to, the breakage of glass in the Premises. Any damage to the Premises caused by other tenants of Menlo Business Park shall be paid for by such other tenants or by Lessor.

         12. Tenant Improvement Work.

                  (a) Lessor shall enter into a contract with a licensed general contractor selected by Lessor for the construction of the Tenant Improvement Work listed on the Cost Estimate set forth on Exhibit "E" attached hereto. The Tenant Improvement Work shall be performed pursuant to the plans and specifications prepared by Lessor and the Work Letter Agreement attached hereto as Exhibit "F." Said plans and specifications shall be subject to Lessee's written approval prior to commencement of construction of the Tenant Improvement Work, which approval shall not be unreasonably withheld. Lessor shall contribute the sum of Two Hundred Thousand Dollars ($200,000) to the cost of the Tenant Improvement Work as Lessor's Tenant Improvement Allowance. Any cost of the Tenant Improvement Work in excess of Lessor's Tenant Improvement Allowance shall be paid by Lessee.

                  (b) The Tenant Improvement Work shall be constructed under the direct supervision of Tarlton Properties, Inc., as construction manager, at a fee of five percent (5%) of hard construction costs. The general contractor shall perform the work pursuant to a negotiated fixed fee guaranteed maximum price contract. The work shall be performed on an "open book" basis with a post-job audit of all costs by a representative from both Lessee and Tarlton Properties, Inc.

                  (c) Subject to completion of the Tenant Improvement Work, Lessee waives all right to make repairs at the expense of Lessor, or to deduct the costs thereof from the rent, and Lessee waives all rights under Section 1941 and 1942 of the Civil Code of the State of California. At the termination of this Lease, Lessee shall surrender the Premises in a clean and good condition, except for ordinary wear and tear and except for damage caused by casualty, the elements, acts of God, a partial taking by eminent domain, or latent defects in the Premises existing as of the Commencement Date.

         13. Maintenance and Repairs; Alterations; Surrender and Restoration.

                  (a) Lessor shall, at Lessor's sole expense, keep in good order, condition, and repair and replace when necessary, the structural elements of the roof (excluding the roof membrane) , and the structural elements of the foundation and exterior walls (except the interior faces thereof), of the Buildings, and other structural elements of the Buildings and the Premises as "structural elements" are defined in building codes applicable to the Buildings, excluding any alterations, structural or otherwise, made by Lessee to the Buildings which are not approved in writing by Lessor prior to the construction or installation thereof by Lessee.

                  (b) Lessor shall repair, maintain, and replace as needed, as an Operating Expense pursuant to Paragraph 4 hereof, the roof membrane, the Outside Areas, including the landscaping, tree trimming, resurfacing and restriping of the parking lot and walkways, exterior building painting, exterior building lighting, parking lot lighting, and exterior security patrol. In the event Lessee provides Lessor with written notice of the need for any repairs, Lessor shall commence any such repairs promptly following receipt by Lessor of such notice and Lessor shall diligently prosecute such repairs to completion.

                  (c) Subject to the foregoing and except as provided elsewhere in this Lease, Lessee shall at all times at Lessee's expense keep the Premises in good and safe order, condition, and repair. Lessee shall execute and maintain in full force and effect throughout the term at Lessee's expense a service contract with an authorized air conditioning service company. Lessee shall submit a copy of said contract and any amendments thereto to Lessor for Lessor's review and approval, which approval shall not be unreasonably withheld. Lessor shall have the right to obtain on a semi-annual basis an inspection report of the HVAC system from an HVAC service firm designated by Lessor for the purpose of monitoring the performance of the HVAC maintenance and repair work performed by Lessee's HVAC service firm. The cost of such inspection report shall be an Operating Expense pursuant to Paragraph 4. Subject to the release of claims and waiver of subrogation contained in Paragraphs 10(c) and 10(d), if Lessor is required to make any repairs by reason of Lessee's negligent acts or omission to act, Lessor may add the cost of such repairs to the next installment of rent which shall thereafter become due, and Lessee shall promptly pay the same upon receipt of an invoice therefor.

                  (d) Lessee may, from time to time, at its own cost and expense and without the consent of Lessor make nonstructural alterations to the interior of the Premises the cost of which in any one instance is Ten Thousand Dollars ($10,000) or less, and the aggregate cost of all such work during the term of this Lease does not exceed Fifty Thousand Dollars ($50,000), provided Lessee first notifies Lessor in writing of any such nonstructural alterations. Otherwise, Lessee shall not make any additional alterations, improvements, or additions to the Premises without delivering to Lessor a complete set of plans and specifications for such work and obtaining Lessor's prior written consent thereto. If any nonstructural alterations to the interior of the Premises exceed Ten Thousand Dollars ($10,000) in cost in any one instance, or exceed the aggregate cost of Fifty Thousand Dollars ($50,000) during the term of this Lease, Lessee shall employ, at Lessee's expense, Tarlton Properties, Inc. as construction manager for such alterations at a fee equal to five percent (5%) of hard construction costs. Lessor may condition its consent to Lessee agreeing in writing to remove any such alterations prior to the expiration of the lease term and Lessee agreeing to restore the Premises to its condition prior to such alterations at Lessee's expense. Lessor shall advise Lessee in writing at the time consent is granted whether Lessor reserves the right to require Lessee to remove any alterations from the Premises prior to the termination of this Lease.

                  All alterations, trade fixtures and personal property installed in the Premises solely at Lessee's expense ("Lessee's Property) shall during the term of this Lease remain Lessee's property and Lessee shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. Upon the expiration or sooner termination of this Lease all alterations, fixtures and improvements to the Premises, whether made by Lessor or installed by Lessee at Lessee's expense, shall be surrendered by Lessee with the Premises and shall become the property of Lessor.

                  (e) Lessee, at Lessee's sole cost and expense, shall promptly and properly observe and comply with all present and future orders, regulations, rules, laws, and ordinances of all governmental agencies or authorities, and the Board of Fire Underwriters. Any structural changes or repairs or other repairs or changes of any nature which would be considered a capital expenditure under generally accepted accounting principles to the Premises shall be made by Lessor at Lessee's expense if such structural repairs or changes are required by reason of the specific nature of the use of the Premises by Lessee. If such structural changes or repairs are not required by reason of the specific nature of Lessee's use of the Premises, the cost of such structural changes or repairs shall be treated as an Operating Expense and amortized in accordance with the provisions of Paragraph 4(b).

                  (f) Lessee shall surrender the Premises by the last day of the lease term or any earlier termination date, with all of the improvements to the Premises, parts, and surfaces thereof clean and free of debris and in good operating order, condition, and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. The obligations of Lessee shall include the repair of any damage occasioned by the installation, maintenance, or removal of Lessee's trade fixtures, furnishings, equipment, and alterations, and the restoration by Lessee of the Premises to its condition prior to any alterations, additions, or improvements (1) if Lessor's consent thereto was conditioned upon such removal and restoration upon expiration or sooner termination of the Lease term pursuant to Paragraph 13(d), or (2) if Lessee made any such alterations, additions, or improvements without obtaining Lessor's prior written consent in breach of Paragraph 13(d) and within a reasonable time after the expiration or sooner termination of the Lease term Lessor gives written notice to Lessee requiring Lessee to perform such removal and restoration. Any removal and remediation of Hazardous Materials by Lessee shall be certified by the San Mateo County Health Department and a copy of such certification shall be delivered to Lessor.

         14. Utilities and Services.

                  (a) Lessee shall contract for and pay for all electricity, telephone, gas, water, heat and air conditioning service, janitorial service, refuse pick-up, sewer charges, and all other utilities or services supplied to or consumed by Lessee, its agents, employees, contractors, and invitees on or about the Premises.

                  (b) Lessor shall not be liable to Lessee for any interruption or failure of any utility services to the Buildings or the Premises which is not caused by the negligence or willful acts of Lessor, or Lessor's employees, agents, or contractors. Lessee shall not be relieved from the performance of any covenant or agreement in this Lease because of any such failure. Unless such failure is caused by the negligence or willful acts of Lessor or Lessor's employees, agents, or contractors, Lessee shall be responsible for and shall make all repairs to the Premises required to restore such services to the Premises.

         15. Liens. Lessee agrees to keep the Premises free from all liens arising out of any work performed, materials furnished, or obligations incurred by Lessee. Lessee shall give Lessor at least ten (10) days prior written notice before commencing any work of improvement on the Premises, the contract price for which exceeds Ten Thousand Dollars ($10,000). Lessor shall have the right to post notices of non-responsibility with respect to any such work. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend and protect itself, Lessor and the Premises against the same, and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim.

         16.      Assignment and Subletting.

                  (a) Except as otherwise provided in this Paragraph 16, Lessee shall not assign this Lease, or any interest, voluntarily or involuntarily, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of Lessee excepted) to occupy or use the Premises, or any portion thereof, without the prior written consent of Lessor in each instance pursuant to the terms and conditions set forth below, which consent shall not be unreasonably withheld, subject to the following provisions.

                  (b) Prior to any assignment or sublease which Lessee desires to make, Lessee shall provide to Lessor the name and address of the proposed assignee or sublessee, and true and complete copies of all documents relating to Lessee's prospective agreement to assign or sublease, a copy of a current financial statement for such proposed assignee or sublessee, and shall specify all consideration to be received by Lessee for such assignment or sublease in the form of lump sum payments, installments of rent, or otherwise. For purposes of this Paragraph 16, the term "consideration" shall include all money or other consideration to be received by Lessee for such assignment or sublease. Within fifteen (15) days after the receipt of such documentation and other information, Lessor shall (1) notify Lessee in writing that Lessor elects to consent to the proposed assignment or sublease subject to the terms and conditions hereinafter set forth; or (2) notify Lessee in writing that Lessor refuses such consent, specifying reasonable grounds for such refusal; or (3) notify Lessee that Lessor elects to terminate this Lease as to the entire Premises, or as to the portion of the Premises which Lessee proposes to sublease, as the case may be, and specifying the effective date of termination. If Lessor elects to terminate this Lease as to the entire Premises, or as to the portion of the Premises which Lessee proposes to sublease, as the case may be, as of the effective date of termination Lessor and Lessee shall each be released and discharged from any liability or obligation to the other under this Lease accruing thereafter, and Lessee agrees that Lessor may enter into a direct lease with such proposed assignee or sublessee without any obligation or liability to Lessee.

                  In deciding whether to consent to any proposed assignment or sublease, Lessor may take into account whether or not reasonable conditions, including, but not limited to, the following, have been satisfied:

                           (1) In Lessor's  reasonable  judgment,  the  proposed
assignee or subtenant is engaged in such a business, that the Premises, or the relevant part thereof, will be used in such a manner which complies with Paragraph 7 hereof entitled "Use" and Lessee or the proposed assignee or sublessee submits to Lessor documentary evidence reasonably satisfactory to Lessor that such proposed use constitutes a permitted use of the Premises pursuant to the ordinances and regulations of the City of Menlo Park;

                           (2) The proposed assignee or subtenant is a reputable
entity or individual with sufficient financial net worth so as to reasonably indicate that it will be able to meet its obligations under this Lease or the sublease in a timely manner;

                           (3) The  proposed  assignment  or  sublease is of the
entire Premises and not a portion thereof;

                           (4) The proposed  assignment  or sublease is approved
by Lessor's mortgage lender if such lender has the right to approve or disapprove proposed assignments or subleases; and

                           (5)  The  proposed   assignment  or  sublease   shall
expressly prohibit further assignment or subletting of all or any part of the Premises by the assignee or sublessee and shall otherwise be in form reasonably satisfactory to Lessor and Lessor's counsel.

                  (c) As a condition to Lessor's granting its consent to any assignment or sublease, (1) Lessor may require that Lessee pay to Lessor, as and when received by Lessee, one hundred percent (100%) of the amount of any excess of the consideration to be received by Lessee in connection with said assignment or sublease over and above the rental amount fixed by this Lease and payable by Lessee to Lessor, after deducting only reasonable marketing costs incurred by Lessee in consummating such assignment or sublease which are approved in writing by Lessor; and (2) Lessee and the proposed assignee or sublessee shall demonstrate to Lessor's reasonable satisfaction that each of the criteria referred to in subparagraph (b) above is satisfied.

                  (d) Each assignment or sublease agreement to which Lessor has consented shall be an instrument in writing in form satisfactory to Lessor, and shall be executed by both Lessee and the assignee or sublessee, as the case may be. Each such assignment or sublease agreement shall recite that it is and shall be subject and subordinate to the provisions of this Lease, that the assignee or sublessee accepts such assignment or sublease, that Lessor's consent thereto shall not constitute a consent to any subsequent assignment or subletting by Lessee or the assignee or sublessee, and, except as otherwise set forth in a sublease approved by Lessor, agrees to perform all of the obligations of Lessee hereunder (to the extent such obligations relate to the portion of the Premises assigned or subleased), and that the termination of this Lease shall, at Lessor's sole election, constitute a termination of every such assignment or sublease.

                  (e) In the event Lessor shall consent to an assignment or sublease, Lessee shall nonetheless remain primarily liable for all obligations and liabilities of Lessee under this Lease, including but not limited to the payment of rent.

                  (f) Lessee hereby stipulates that the foregoing terms and conditions are reasonable and comply with the California Civil Code Section 1951.4.

                  (g) Notwithstanding the foregoing, Lessee may, without Lessor's prior written consent and without any participation by Lessor in assignment and subletting proceeds, sublet the entire Premises or assign this Lease to a subsidiary, affiliate, division or corporation controlled or under common control with Lessee ("affiliate"), or to a successor corporation related to Lessee by merger, consolidation or reorganization, provided that any such assignee or sublessee shall have a current verifiable net worth at least equal to that of Lessee as of the date of the execution of this Lease. Lessee's foregoing rights to assign this Lease shall be subject to the following conditions: (1) Lessee shall not be in default hereunder past any applicable cure period; (2) in the case of an assignment or subletting to an affiliate, Lessee shall remain liable to Lessor hereunder; and (3) the transferee or successor entity shall expressly assume in writing Lessee's obligations hereunder.

                  (h) Subject to the provisions of this Paragraph 16 any assignment or sublease without Lessor's prior written consent shall at Lessor's election be void. The consent by Lessor to any assignment or sublease shall not constitute a waiver of the provisions of this Paragraph 16, including the requirement of Lessor's prior written consent, with respect to any subsequent assignment or sublease. If Lessee shall purport to assign this Lease, or sublease all or any portion of the Premises, or permit any person or persons other than Lessee to occupy the Premises, without Lessor's prior written consent (if such consent is required hereunder), Lessor may collect rent from the person or persons then or thereafter occupying the Premises and apply the net amount collected to the rent reserved herein, but no such collection shall be deemed a waiver of Lessor's rights and remedies under this Paragraph 16, or the acceptance of any such purported assignee, sublessee, or occupant, or a release of Lessee from the further performance by Lessee of covenants on the part of Lessee herein contained.

                  (i) Lessee shall not hypothecate or encumber its interest under this Lease or any rights of Lessee hereunder, or enter into any license or concession agreement respecting all or any portion of the Premises, without Lessor's prior written consent which consent Lessor may grant or withhold in Lessor's absolute discretion without any liability to Lessee. Lessee's granting of any such encumbrance, license, or concession agreement shall constitute an assignment for purposes of this Paragraph 16.

                  (j) In the event of any sale or exchange of the Premises by Lessor and assignment of this Lease by Lessor, Lessor shall, upon providing Lessee with written confirmation that Lessor has delivered any security deposit held by Lessor to Lessor's successor in interest, be and hereby is entirely relieved of all liability under any and all of Lessor's covenants and obligations contained in or derived from this Lease with respect to the period commencing with the consummation of the sale or exchange and assignment.

                  (k) The parties acknowledge that Lessor has the remedy described in California Civil Code Section 1951.4 (Lessor may continue the Lease in effect after Lessee's breach and abandonment and recover rent as it becomes due, if Lessee has right to sublet or assign, subject only to reasonable limitations).

         17. Waiver. The waiver by Lessor or Lessee of any breach of any term, covenant, or condition contained herein shall not be deemed to be a waiver of such term, covenant, or condition of any subsequent breach of the same or any other term, covenant, or condition contained herein. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, or condition of this Lease, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

         18. Holding Over. Lessee shall vacate the Premises and deliver the same to Lessor upon the expiration or sooner termination of this Lease. In the event of holding over by Lessee after the expiration or termination of this Lease, such holding over shall be on a month-to-month tenancy and all of the terms and provisions of this Lease shall be applicable during such period, except that Lessee shall pay Lessor as Monthly Base Rent during such holdover an amount equal to the greater of (i) one hundred fifty percent (150%) of the Monthly Base Rent in effect at the expiration of the term, or (ii) the then market rent for comparable research and development/office space. If such holdover is without Lessor's written consent, Lessee shall be liable to Lessor for all costs, expenses, and consequential damages incurred by Lessor as a result of such holdover. The rental payable during such holdover period shall be payable to Lessor on demand.

         19. Damage or Destruction.

                  (a) In the event of a total destruction of the Buildings and improvements during the lease term from any cause, either party may elect to terminate this Lease by giving written notice of termination to the other party within thirty (30) days after the casualty occurs. A total destruction shall be deemed to have occurred for this purpose if the Buildings or the Premises are destroyed to the extent of seventy-five percent (75%) or more of the replacement cost thereof. If the Lease is not terminated, Lessor shall repair and restore the Premises in a diligent manner and this Lease shall continue in full force and effect, except that Monthly Base Rent and Additional Rent shall be abated in accordance with Paragraph 19(d) below.

                  (b) In the event of a partial destruction of the Buildings or the Premises to an extent not exceeding twenty-five percent (25%) of the replacement cost thereof and if the damage thereto can be repaired, reconstructed, or restored within a period of one hundred twenty (120) days from the date of such casualty, and if the casualty is from a cause which is required to be insured under Lessor's fire and extended coverage insurance, or is insured under any other coverage then carried by Lessor, and Lessor receives proceeds of insurance sufficient to repair and restore the Buildings and improvements, Lessor shall forthwith repair the same, and this Lease shall continue in full force and effect, except that Monthly Base Rent and Additional Rent shall be abated in accordance with Paragraph 19(d) below. If any of the foregoing conditions is not met, Lessor shall have the option of either repairing and restoring the Buildings and improvements, or terminating this Lease by giving written notice of termination to Lessee within thirty (30) days after the casualty, subject to the provisions of Paragraph 19(c).

                  (c) In the event of a partial destruction of the Buildings and improvements of the Premises to an extent equal to or exceeding twenty-five percent (25%) but less than seventy-five percent (75%) of the replacement cost thereof, or if the damage thereto cannot be repaired, reconstructed, or restored within a period of one hundred twenty (120) days from the date of such casualty, either Lessor or Lessee may terminate this Lease by giving written notice of termination to the other within thirty (30) days after the casualty.

                  Furthermore, if such casualty is from a cause which is not required to be insured under Lessor's fire and extended coverage insurance, or is not insured under any other insurance carried by Lessor, or if the proceeds of insurance received by Lessor are not sufficient (or would not have been sufficient if required insurance were carried) to repair and restore the Buildings and improvements, Lessor may elect to repair and restore the Buildings and improvements (provided that Lessee has not elected to terminate this Lease pursuant to the first sentence of this Paragraph 19(c)), or Lessor may terminate this Lease by giving written notice of termination to Lessee.

Lessor's election to repair and restore the Buildings and improvements or to terminate this Lease, shall be made and written notice thereof shall be given to Lessee within thirty (30) days after the casualty. Notwithstanding the foregoing, (1) if Lessor has not obtained all necessary governmental permits for the restoration and commenced construction of the restoration within one hundred twenty (120) days after the casualty, Lessee may terminate this Lease by written notice to Lessor given at any time prior to the actual commencement of construction of the restoration; or (2) if Lessor elects to repair and restore the Buildings and improvements under subparagraph (b) or (c) above, but the repairs and restoration are not substantially completed within one hundred eighty (180) days after the casualty, Lessee may terminate this Lease by written notice to Lessor given within thirty (30) days after the expiration of said period of one hundred eighty (180) days after the casualty.

                   If this Lease is not terminated by Lessor or Lessee pursuant to the foregoing provisions, Lessor shall complete the repairs in a diligent manner and this Lease shall continue in full force and effect, except that Monthly Base Rent and Additional Rent shall be abated in accordance with Paragraph 19(d) below.

                  (d) In the event of repair, reconstruction, or restoration as provided herein, the Monthly Base Rent and Additional Rent shall be abated proportionally in the ratio which the Lessee's use of the Premises is impaired during the period of such repair, reconstruction, or restoration, from the date of the casualty until such repair, reconstruction or restoration is completed.

                  (e) With respect to any destruction of the Premises which Lessor is obligated to repair, or may elect to repair, under the terms of this Paragraph 19, the provisions of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by the parties. Lessor's obligation to repair and restore the Premises shall be limited to the improvements originally constructed by Lessor at Lessor's expense. Lessee shall repair or replace, at Lessee's expense, all leasehold improvements, fixtures, and equipment installed by Lessee or paid for by Lessee. Lessor's time for completion of the repairs and restoration of the Premises shall be extended by a period equal to any delays caused by strikes, labor disputes, unavailability of materials, inclement weather, acts of God, or other causes beyond Lessor's control.

                  (f) In the event of termination of this Lease pursuant to any of the provisions of this Paragraph 19, the monthly rent shall be apportioned on a per diem basis and shall be paid to the date of the casualty. In no event shall Lessor be liable to Lessee for any damages resulting to Lessee from the occurrence of such casualty, or from the repairing or restoration of the Buildings and improvements, or from the termination of this Lease as provided herein, nor shall Lessee be relieved thereby from any of Lessee's obligations hereunder, except to the extent and upon the conditions expressly set forth in this Paragraph 19.

         20. Eminent Domain.

                  (a) If the whole or any substantial part of the Buildings or appurtenant real property owned by Lessor shall be taken or condemned by any competent public authority for any public use or purpose, the term of this Lease shall end upon the earlier to occur of the date when the possession of the part so taken shall be required for such use or purpose or the vesting of title in such public authority. Rent shall be apportioned as of the date of such termination. Lessee shall be entitled to receive any damages awarded by the court for (i) leasehold improvements installed at Lessee's expense or other property owned by Lessee, and (ii) reasonable costs of moving by Lessee to another location in San Mateo County. The entire balance of the award shall be the property of Lessor.

                  (b) If there is a partial taking of the Premises by eminent domain which is not a substantial part of the Buildings and the balance of the Premises remains reasonably suitable for continued use and occupancy by Lessee in Lessee's reasonable judgment for the purposes referred to in Paragraph 7, Lessor shall complete any necessary repairs in a diligent manner and this Lease shall remain in full force and effect with a just and proportionate abatement of the Monthly Base Rent and Additional Rent, to reflect the number of square feet of the Premises taken and the number of square feet remaining. If after a partial taking, the Premises and parking are not reasonably suitable for Lessee's continued use and occupancy for the uses permitted herein, Lessee may terminate this Lease effective on the earlier of the date title vests in the public authority or the date possession is taken. Subject to the provisions of Paragraph 20(a), the entire award for such taking shall be the property of Lessor.

         21. Remedies. If Lessee fails to make any payment of rent or any other sum due under this Lease for ten (10) days after receipt by Lessee of written notice from Lessor; or if Lessee breaches any other term of this Lease for thirty (30) days after receipt by Lessee of written notice from Lessor (unless such default is incapable of cure within thirty (30) days and Lessee commences cure within thirty (30) days and diligently prosecutes the cure to completion within a reasonable time); or if Lessee's interest herein, or any part thereof, is assigned or transferred, either voluntarily or by operation of law (except as expressly permitted by other provisions of this Lease); or if Lessee makes a general assignment for the benefit of its creditors; or if this Lease is rejected (i) by a bankruptcy trustee for Lessee, (ii) by Lessee as debtor in possession, or (iii) by failure of Lessee as a bankrupt debtor to act timely in assuming or rejecting this Lease; then any of such events shall constitute an event of default and breach of this Lease by Lessee and Lessor may, at its option, elect the remedies specified in either subparagraph (a) or (b) below. Any such rejection of this Lease referred to above shall not cause an automatic termination of this Lease. Whenever in this Lease reference is made to a default by Lessee, such reference shall refer to an event of default as defined in this Paragraph 21.

                  (a) Lessor may repossess the Premises and remove all persons and property therefrom. If Lessor repossesses the Premises because of a breach of this Lease, this Lease shall terminate and Lessor may recover from Lessee:

                           (1) the worth at the time of award of the unpaid rent
which had been earned at the time of termination including interest thereon at a rate equal to the Federal discount rate plus one percent (1%) per annum, or the maximum legal rate of interest, whichever is less, from the time of termination until paid;

                           (2) the  worth at the time of award of the  amount by
which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided, including interest thereon at a rate equal to the Federal discount rate plus one percent (1%) per annum, or the maximum legal rate of interest, whichever is less, from the time of termination until paid;

                           (3) the  worth at the time of award of the  amount by
which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; and

                           (4) any other amount  necessary to compensate  Lessor
for all the detriment proximately caused by Lessee's breach or by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

                  (b) If Lessor does not repossess the Premises, then this Lease shall continue in effect for so long as Lessor does not terminate Lessee's right to possession and Lessor may enforce all of its rights and remedies under this Lease, including the right to recover the rent and other sums due from Lessee hereunder. For the purposes of this Paragraph 21, the following do not constitute a repossession of the Premises by Lessor or a termination of the Lease by Lessor:

                           (1) Acts of maintenance or  preservation by Lessor or
efforts by Lessor to relet the Premises; or

                           (2)  The  appointment  of a  receiver  by  Lessor  to
protect Lessor's interests under this Lease.

                  (c) Lessor's failure to perform or observe any of its obligations under this Lease or to correct a breach of any warranty or representation made in this Lease within thirty (30) days after receipt of written notice from Lessee setting forth in reasonable detail the nature and extent of the failure referencing pertinent Lease provisions or if more than thirty (30) days is required to cure the breach, Lessor's failure to begin curing within the thirty (30) day period and diligently prosecute the cure to completion, shall constitute a default. If Lessor commits a default, Lessee's sole remedy shall be to institute an action against Lessor for damages, without rent abatement or offset against rent.

         22. Lessee's Personal Property. If any personal property of Lessee remains on the Premises after (1) Lessor terminates this Lease pursuant to Paragraph 21 above following an event of default by Lessee, or (2) after the expiration of the Lease term or after the termination of this Lease pursuant to any other provisions hereof, Lessor shall give written notice thereof to Lessee pursuant to applicable law. Lessor shall thereafter release, store, and dispose of any such personal property of Lessee in accordance with the provisions of applicable law.

         23. Notices. All notices, statements, demands, requests, or consents given hereunder by either party to the other shall be in writing and shall be personally delivered or sent by United States mail, registered or certified, return receipt requested, postage prepaid, and addressed to the parties as follows:

                  Lessor:           Menlo Business Park, LLC
                                    c/o Tarlton Properties, Inc.
                                    955 Alma Street
                                    Palo Alto, California 94301

                  Lessee:           Accom, Inc.
                                    1490 O'Brien Drive
                                    Menlo Park, California 94025

                                    Attention: Junaid Sheikh
                                               President and CEO

or to such other address as either party may have furnished to the other as a place for the service of notice. Notices shall be deemed given upon receipt or attempted delivery where delivery is not accepted.

         24. Estoppel Certificate. Lessee and Lessor shall within fifteen (15) days following request by the other party (the "Requesting Party"), execute and deliver to the Requesting Party a Lessee Estoppel Certificate substantially in the form attached hereto as Exhibit "G" (1) certifying that this Lease has not been modified and certifying that this Lease is in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect; (2) stating the date to which the rent and other charges are paid in advance, if at all; (3) stating the amount of any security deposit held by Lessor; and (4) acknowledging that there are not, to the responding party's knowledge, any uncured defaults on the part of the Requesting Party hereunder, or if there are uncured defaults on the part of the Requesting Party, stating the nature of such uncured defaults.

         25. Signage. Lessor shall provide to Lessee space for Lessee's signs on the monument signs for the Buildings located in the landscaped median in front of the Buildings. Lessee may also place Lessee's vinyl lettering signage at the glass door entrances to the Buildings. All of Lessee's signage shall comply with the Menlo Park sign ordinances and regulations and shall be subject to Lessor's approval as to the location, size and design thereof. The cost of the installation of the vinyl lettering on the monument signs and at the glass door entrances shall be paid by Lessee. Any additional signage shall be subject to Lessor's prior approval and, if approved, shall be installed at Lessee's expense.

         26. Real Estate Brokers. Lessor shall pay a leasing commission to Tarlton Properties, Inc., Lessor's broker, pursuant to a separate agreement between Lessor and said broker. Each party represents that it has not had any dealings with any real estate broker, finder, or other person with respect to this Lease other than Tarlton Properties, Inc. who has acted as exclusive leasing agent for Lessor, and each party shall hold harmless the other party from all damages, expenses, and liabilities resulting from any claims that may be asserted against the other party by an other broker, finder, or other person with whom the other party has or purportedly has dealt.

         27. Subordination; Attornment.

                  (a) This Lease, without any further instrument, shall at all times be subject and subordinate to any and all mortgages and deeds of trust which may now or hereafter affect Lessor's estate in the real property of which the Premises form a part, and to all advances made or hereafter to be made upon the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessor shall use reasonable efforts to cause the beneficiary of any deed of trust executed by Lessor as trustor after the date hereof to execute a recognition and non-disturbance agreement in a form reasonably satisfactory to Lessor, Lessee and such beneficiary which (i) provides that this Lease shall not be terminated so long as Lessee is not in default under this Lease, and (ii) that upon acquiring title to the Premises by foreclosure or otherwise such holder shall recognize all of Lessee's rights hereunder which accrue thereafter.

                  (b) In confirmation of such subordination, Lessee shall promptly execute any certificate or other instrument which Lessor may deem proper to evidence such subordination, without expense to Lessor; provided, however, that if any person or persons purchasing or otherwise acquiring the real property of which the Premises form a part by any sale, sales and/or other proceedings under such mortgages and/or deeds of trust, shall elect to continue this Lease in full force and effect in the same manner and with like effect as if such person or persons had been named as Lessor herein, then this Lease shall continue in full force and effect as aforesaid, and Lessee hereby attorns and agrees to attorn to such person or persons.

                  (c) If Lessee is notified in writing of Lessor's default under any deed of trust affecting the Premises and if Lessee is instructed in writing by the party giving notice to make Lessee's rental payments to beneficiary Lessee shall comply with such request without liability to Lessor until Lessee receives written confirmation that such default has been cured by Lessor and that the deed of trust has been reinstated.

         28. No Termination Right. Lessee shall not have the right to terminate this Lease as a result of any default by Lessor and Lessee's remedies in the event of a default by Lessor shall be limited to the remedy set forth in Paragraph 21(c). Lessee expressly waives the defense of constructive eviction.

         29. Lessor's Entry. Except in the case of an emergency and except for permitted entry during Lessee's normal working hours, Lessor and Lessor's agents shall provide Lessee with at least twenty-four (24) hours' notice prior to entry of the Premises. Such entry by Lessor and Lessor's agents shall not impair Lessee's operations more than reasonably necessary. Lessor and Lessor's agents shall at all times be accompanied by Lessee during any such entry except in case of emergency and except for janitorial work. Lessor may enter the Premises without prior notice to Lessee if Lessee has vacated the Premises.

         30. Attorneys' Fees. If any action at law or in equity shall be brought to recover any rent under this Lease, or for or on account of any breach of or to enforce or interpret any of the provisions of this Lease or for recovery of the possession of the Premises, the prevailing party shall be entitled to recover from the other party costs of suit and reasonable attorneys' fees, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.

         31. Compliance with CC&R's. During the term of this Lease and any option extension period, Lessee shall comply, at Lessee's expense, with all of the covenants, conditions, and restrictions affecting the Premises which are recorded in the Official Records of San Mateo County, California, and which are in effect as of the date of this Lease.

         32. Quiet Enjoyment. Upon payment by Lessee of the rent for the Premises and the observance and performance of all of the covenants, conditions, and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet enjoyment and possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

         33. General Provisions.

                  (a) During the term of this Lease and any option extension period, Lessee and its employees and agents shall comply with the Rules and Regulations attached hereto as Exhibit "H."

                  (b) Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture of any association between Lessor and Lessee, and neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Lessor and Lessee other than the relationship of landlord and tenant.

                  (c) Each and all of the provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, and except as otherwise specifically provided elsewhere in this Lease, their respective heirs, executors, administrators, successors, and assigns, subject at all times, nevertheless, to all agreements and restrictions contained elsewhere in this Lease with respect to the assignment, transfer, encumbering, or subletting of all or any part of Lessee's interest in this Lease.

                  (d) The captions of the paragraphs of this Lease are for convenience only and shall not be considered or referred to in resolving questions of interpretation or construction.

                  (e) This Lease is and shall be considered to be the only agreement between the parties hereto and their representatives and agents. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties and all reliance with respect to representations is solely upon the representations and agreements contained in this instrument.

                  (f) The laws of the State of California shall govern the validity, performance, and enforcement of this Lease. Notwithstanding which of the parties may be deemed to have prepared this Lease, this Lease shall not be interpreted either for or against Lessor or Lessee, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach an equitable result.

                  (g) Time is of the essence with respect to the performance of each of the covenants and agreements contained in this Lease.

                  (h) Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event of Lessee being evicted or dispossessed for any cause, or in the event of Lessor obtaining possession of the Premises by reason of the breach by Lessee of any of the covenants and conditions of the Lease or otherwise. The rights given to Lessor herein are in addition to any rights that may be given to Lessor by any statute or otherwise.

                  (i) Recourse by Lessee for breach of this Lease by Lessor shall be expressly limited to Lessor's interest in the Premises and the rents, issues and profits therefrom, and in the event of any such breach or default by Lessor Lessee hereby waives the right to proceed against any other assets of Lessor or against any other assets of any manager or member of Lessor.

                  (j) Any provision or provisions of this Lease which shall be found to be invalid, void or illegal by a court of competent jurisdiction, shall in no way affect, impair, or invalidate any other provisions hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

                  (k) This Lease may be modified in writing only, signed by the parties in interest at the time of such modification.

                  (l) Each party represents to the other that the person signing this Lease on its behalf is properly authorized to do so, and in the event this Lease is signed by an agent or other third party on behalf of either Lessor or Lessee, written authority to sign on behalf of such party in favor of the agent or third party shall be provided to the other party hereto either prior to or simultaneously with the return to such other party of a fully executed copy of this Lease.

                  (m) No binding agreement between the parties with respect to the Premises shall arise or become effective until this Lease has been duly executed by both Lessee and Lessor and a fully executed copy of this Lease has been delivered to both Lessee and Lessor.

                  (n) Lessor and Lessee acknowledge that the terms and conditions of this Lease constitute confidential information of Lessor and Lessee. Neither party shall disseminate orally or in written form a copy of this Lease, lease proposals, lease drafts, or other documentation containing the terms, details or conditions contained herein to any third party without obtaining the prior written consent of the other party, except to the attorneys, accountants, or other authorized business representatives or agents of the parties. Neither Lessor nor Lessee shall make any public announcement of the consummation of this Lease transaction without the prior approval of the other party.

                  (o) The rights and remedies that either party may have under this Lease or at law or in equity, upon any breach, are distinct, separate and cumulative and shall not be deemed inconsistent with each other, and no one of them shall be deemed to be exclusive of any other.

                  (p) Lessor and Lessee waive any claim for consequential damages which one may have against the other for breach of or failure to perform or observe the requirements and obligations created by this Lease.

                  (q) Lessor and Lessee each agree to and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, Lessee's use or occupancy of the Premises and/or any claim of injury or damage, and any statutory remedy.

                  (r) This Lease shall not be recorded.

         IN WITNESS WHEREOF, the Lessor and Lessee have duly executed this Lease as of the date first set forth herein.

                                          "Lessor"

                                          MENLO BUSINESS PARK, LLC
                                          a California limited liability company



                                          By:   /s/  JOHN O. LEWIS
                                             -----------------------------------
                                                John O. Lewis, Manager



                                          By:   /s/  J. O. OLTMANS, II
                                             -----------------------------------
                                                J. O. Oltmans, II, Manager


                                          "Lessee"

                                          ACCOM, INC.,
                                          a Delaware corporation



                                          By:   /s/  JUNAID SHEIKH
                                             -----------------------------------
                                                Junaid Sheikh, President



                                          By:   /s/  DONALD PETERSEN
                                             -----------------------------------
                                                Don Petersen, Vice President